                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 SEAFIELD CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                          SEAFIELD CAPITAL CORPORATION
                        5000 West 95th Street, Suite 260
                              Post Office Box 7568
                         Shawnee Mission, Kansas 66207

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be held on October 15, 1997

                            ------------------------

    A Special Meeting of Shareholders of Seafield Capital Corporation (the "Company") will be held on Wednesday, October 15, 1997, at 10:00 a.m., local time at the offices of LabONE, Inc., located at 10310 W. 84th Terrace, Lenexa, Kansas for the following purposes:

    1. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation changing its name from Seafield Capital Corporation to Lab Holdings, Inc.;

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of the Company has established September 5, 1997 as the record date for the meeting. Shareholders of record at the close of business on that day will be entitled to vote at the Special Meeting and any adjournments thereof.

    You are cordially invited to attend this meeting. It is important that your stock be represented at the meeting. Even if you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy card as soon as possible to ensure that your shares will be represented at the meeting. If you attend the meeting, you may revoke your proxy by voting in person.

                                          By Order of the Board of Directors,
                                          [SIG]

                                          P. ANTHONY JACOBS
                                          PRESIDENT

                                          [SIG]

                                          STEVEN K. FITZWATER
                                          SECRETARY

September 17, 1997

                          SEAFIELD CAPITAL CORPORATION
                        5000 West 95th Street, Suite 260
                              Post Office Box 7568
                         Shawnee Mission, Kansas 66207

                            ------------------------

                                PROXY STATEMENT
                               ------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                         to be held on October 15, 1997

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished to the shareholders of Seafield Capital Corporation, a Missouri corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Shareholders of the Company to be held on Wednesday, October 15, 1997, and any adjournments thereof. The address of the principal executive offices of the Company is 5000 West 95th Street, Suite 260, Post Office Box 7568, Shawnee Mission, Kansas 66207. The telephone number at that address is (913) 652-1000. The distribution to shareholders of this Proxy Statement, together with the accompanying proxy materials, will commence on or about September 17, 1997.

    At the Special Meeting, shareholders will be asked to approve an amendment to the Company's Articles of Incorporation changing its name from Seafield Capital Corporation to Lab Holdings, Inc., as set forth in the Proxy Statement.

                               VOTING AND PROXIES

    The Board of Directors of the Company has established September 5, 1997 as the record date for the meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Special Meeting, and any adjournments thereof. At the close of business on the record date, the Company had outstanding 6,489,103 shares of Common Stock, par value $1.00 per share ("Common Stock" or "Company Common Stock"). Each share of Company Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of the holders of record of a majority of the shares of Company Common Stock entitled to a vote at the Special Meeting shall constitute a quorum for the transaction of business at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the Special Meeting for quorum purposes.

    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the proposed amendment to the Company's Articles of Incorporation changing its name to Lab Holdings, Inc. For purposes of such approval, shares represented by a proxy which directs that the shares abstain from voting and broker non-votes shall be deemed voted AGAINST such approval. Broker non-votes will not be counted as either FOR or AGAINST any other matter that may properly come before the Special Meeting.

    All shares of Company Common Stock represented by a properly executed form of proxy received by the Board of Directors pursuant to this solicitation will be voted in accordance with the instructions, if any, given in such proxy. If a form of proxy is duly executed but does not specify the manner in which the shares should be voted on any matter or matters, the proxy will be voted in accordance with the recommendations of the Company's Board of Directors as set forth herein. A proxy may be revoked at any time prior to the exercise thereof by a notice from the shareholder received in writing by the Secretary of the Company, by submission of a duly executed form of proxy bearing a later date, or by voting in person at the Special Meeting.

    The entire cost of this proxy solicitation will be borne by the Company. The Company will make arrangements with brokerage firms, banks, nominees, fiduciaries and other custodians to supply proxy materials to beneficial owners of Company Common Stock and will reimburse them for their expenses in so doing. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telegraph, telephone or additional mailings. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for expenses in connection therewith.

                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

INTRODUCTION

    The Board of Directors believes that the Company's name should be changed to better identify the Company with its primary asset, an 82% ownership of LabONE, Inc. To reflect the Company's recently narrowed focus on the clinical and insurance laboratory testing businesses of LabONE, Inc., the Board of Directors proposes that the Company's name be changed to Lab Holdings, Inc.

HISTORY

    Following the sale of the Company's insurance operations in 1990, its name was changed to Seafield Capital Corporation. At that time, the Company was a diversified holding company whose assets consisted not only of a majority ownership of LabONE, Inc. (then named Home Office Reference Laboratory, Inc.), but also a substantial ownership position in Response Oncology, Inc. (then named Response Technology, Inc.), and several investments in health care and insurance services businesses, as well as real estate and energy ventures.

    Since early 1995, the Company has sold several of its non-core businesses. In early 1997, the Company distributed to its shareholders all of the stock of SLH Corporation ("SLH"), a former wholly-owned subsidiary to which the Company had contributed assets constituting the Company's real estate and energy businesses as well as certain other miscellaneous assets. SLH stock is a National Market System security, traded on the NASDAQ Stock Market under the symbol "SLHO". In July 1997, the Company distributed to its shareholders those shares of Response Oncology, Inc. ("Response") formerly owned by the Company (consisting of approximately two-thirds of all Response shares outstanding). Response stock is a National Market System security, traded on the NASDAQ Stock Market under the symbol "ROIX".

    As a result of all of the transactions described above, the Company's holdings now include only a small amount of cash and marketable securities (approximately $4.7 million) and 10,712,200 shares of LabONE, Inc. (constituting approximately 82% of all LabONE, Inc. shares outstanding).

    In keeping with the recent reduction in the Company's assets and the narrowed focus of its holdings, the Board of Directors has been reduced to four
(4) members, whose names are shown in the table which follows under the heading "Security Ownership of Management". In addition, while the Company has a President and Secretary (both of whom are also Directors), the Company now has no salaried employees. All administrative functions of the Company formerly performed by Company personnel will be provided on a contract basis at an annual cost to the Company of $75,000.

    All matters referred to under this caption "History" are for informational purposes only. No shareholder consent, approval or other action is sought with respect thereto.

PROPOSAL

    The Board of Directors is recommending to shareholders that Article I of the Company's Articles of Incorporation be amended so that as amended, said Article
I will read in its entirety as follows:         "The name of this corporation is
Lab Holdings, Inc."

    If this amendment is approved, upon filing of Articles of Amendment with the Secretary of State of the State of Missouri, the name of the Company will be changed from Seafield Capital Corporation to Lab Holdings, Inc.

    The approval of the holders of a majority of the issued and outstanding shares of Common Stock on the record date for the Special Meeting is required to approve the foregoing amendment to the Company's Articles of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS AMENDMENT.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table and notes thereto indicate the shares of Company Common Stock, and of the common stock of the Company's majority-owned subsidiary, LabONE, Inc. ("LabONE"), known to the Company to be beneficially owned as of August 31, 1997 by each director of the Company, each of the executive officers of the Company and by all directors and executive officers of the Company as a group.

                                                                  SHARES OF COMMON
                         SHARES OF COMPANY                        STOCK OF LABONE
                            COMMON STOCK                            BENEFICIALLY
                            BENEFICIALLY        PERCENTAGE OF          OWNED
NAME                        OWNED (1)(5)          CLASS (6)          (1)(7)(8)
----------------------  --------------------   ----------------   ----------------
Lan C. Bentsen, a
 Director.............               8,326(2)         --                -0-
Steven K. Fitzwater,
 Vice President,
 Secretary and a
 Director.............               3,145            --                 5
W. T. Grant II, Chief
 Executive Officer of
 LabONE, Inc..........             146,876(3)              2.3%           29,231
P. Anthony Jacobs,
 President and a
 Director.............              18,987            --                  23,500
John H. Robinson, Jr,
 a Director...........              10,116            --                -0-
All directors and
 executive officers as
 a group (5
 persons).............             186,260(4)              2.9%           52,731

------------------------

(1) A beneficial owner of a security includes a person who, directly or indirectly, has or shares voting or investment power with respect to such security. Voting power is the power to vote or direct the voting of the security and investment power is the power to dispose or direct the disposition of the security. Each person listed has stated that he, either alone or with his spouse, has sole voting power and sole investment power with respect to the shares shown as beneficially owned, except as otherwise indicated.

(2) Includes 1,432 shares held by a family trust for the benefit of Mr. Bentsen's children, as to which he disclaims beneficial ownership. Mr. Bentsen is trustee with sole voting and investment powers.

(3) Includes 31,259 shares held by W. T. Grant II as custodian for his children; includes 45,000 shares held in a family trust for which W. T. Grant II serves as a co-trustee and in that capacity shares voting and investment powers; also includes 11,870 shares owned by the wife of W. T. Grant II, as to which he disclaims beneficial ownership.

(4) Includes an aggregate of 1,213 shares held under the Seafield Capital Corporation 401(k) Plan and Trust (based upon the Plan statement as of June 30, 1997) which are held in a trust of which The Investors Services Trust Company is the trustee, but as to which the trustee is obligated to grant voting rights to the Plan Administrative Committee, comprising an executive officer of the Company, if requested by said Committee.

(5) Includes as to W. T. Grant II 1,190 shares held in his account under the Seafield Capital Corporation 401(k) Plan and Trust as of June 30, 1997 (based on a plan statement of that date), as to which he shares investment power but does not have voting power; in the case of Mr. Fitzwater all 1,213 shares held in the 401(k) Plan are included because he shares voting power as a member of the 401(k) Plan Administrative Committee.

(6) The percentages represent the total number of shares of Common Stock shown in the adjacent column divided by the number of issued and outstanding shares of Common Stock as of August 31, 1997 (6,489,103 shares). Percentages of less than one percent are omitted.

(7) Shares of LabONE stock shown as beneficially owned include shares issuable upon the exercise of stock options granted under the LabONE Long-Term Incentive Plan that were exercisable on August 31, 1997 or that become exercisable within 60 days thereafter, as follows: W. T. Grant II, 27,431 shares; P. Anthony Jacobs, 22,000 shares; and all directors and executive officers as a group, 49,431 shares

(8) Percentages of shares beneficially owned are less than 1% for all directors and executive officers individually and as a group; the shares shown as beneficially owned do not include 10,712,200 shares of LabONE owned by the Company as to which each director of the Company has shared voting and investment power as a member of the Company's Board of Directors. Each Board member disclaims beneficial ownership of the LabONE shares owned by Seafield.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table indicates the shares of Company Common Stock beneficially owned by the only person known to the Company or its management as beneficially owning more than five percent of the Company's Common Stock as of August 31, 1997.

                                                             AMOUNT AND NATURE                PERCENT OF
    NAME AND ADDRESS OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP              CLASS (1)
---------------------------------------------  ---------------------------------------------  -----------
American Century Companies, Inc.               Total -- 426,300(2)                                  6.6%
4500 Main Street                                   sole voting power -- 426,300
P. O. Box 418210                                   shared voting power -- -0-
Kansas City, Missouri 64141-9210                   sole disposition power -- 426,300
                                                   shared disposition power -- -0-

------------------------

(1) The percentage represents the total numbers of shares of Common Stock shown in the adjacent column divided by the number of issued and outstanding shares of Common Stock as of August 31, 1997.

(2) As reported in a Schedule 13G filing as of December 31, 1996.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in the proxy materials of the Company for the 1998 Annual Meeting must be received by the Company at its executive offices on or before December 20, 1997, in order to be eligible for inclusion therein.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Special Meeting other than those described herein. The Company's Bylaws restrict the business conducted at a special meeting of shareholders to the purposes stated in the Notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat. If any other matters should properly come before the Special Meeting, it is the intention of each of the persons named on the enclosed form of proxy to vote all duly executed proxies in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          Steven K. Fitzwater,
                                          SECRETARY

Shawnee Mission, Kansas
September 17, 1997

                           SEAFIELD CAPITAL CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints P. Anthony Jacobs and Steven K. Fitzwater, and each of them, jointly and severally, as proxies, with full power of substitution and revocation, for and in the name and place of the undersigned, to vote all of the shares of $1.00 par value common stock of Seafield Capital Corporation, a Missouri corporation (the "Company"), which the undersigned is entitled to vote at a Special Meeting of shareholders of the Company to be held at the offices of LabONE, Inc., 10310
W. 84th Terrace, Lenexa, Kansas, on Wednesday, October 15, 1997, at
10:00 a.m. local time, and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side of this card.

                              (TO BE SIGNED ON REVERSE SIDE) [SEE REVERSE SIDE]

/X/ Please mark your
    votes as in this
    example.

                                                     FOR    AGAINST    ABSTAIN

1. Approval of a proposal to amend the Company's     /  /     /  /       /  /
   Articles of Incorporation changing its
   name to Lab Holdings, Inc. (proposal made by the Company)

2. In their discretion upon all other matters       /  /     /  /       /  /


                                        The Board of Directors recommends a
                                        vote FOR each of the proposals
                                        described above. If you sign and
                                        return this proxy it will be voted in
                                        the manner directed herein. IF YOU DO
                                        NOT DESIGNATE HOW YOUR SHARES ARE TO
                                        BE VOTED THE PROXY WILL BE VOTED FOR
                                        EACH PROPOSAL.

                                        IF YOU DO NOT MARK ANY BOXES IN ITEMS
                                        (1) AND (2), YOU WILL BE DEEMED TO
                                        HAVE GRANTED AUTHORITY TO THE NAMED
                                        PROXIES TO VOTE FOR THE PROPOSAL IN
                                        ITEM 1 AND TO VOTE IN THEIR
                                        DISCRETION ON ALL OTHER MATTERS WHICH
                                        MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S) _________________________________________ DATE: _______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.